Exhibit 99.2

DISTRIBUTION AND MANAGEMENT AGREEMENT

This Distribution and Management Agreement is entered into as of August 31, 2004 (“Agreement”) by and between Whitney Education Group, Inc., (“Whitney”) and Discount Buyers Association of America, Inc. (“DBAA”).

WHEREAS, Whitney is engaged in the business of teaching real estate investing principles, small business development and management principles, financial markets trading principles, strategies and applications, national and international finance investment, asset protection strategies, and the production and delivery of live seminars and home study courses in a variety of disciplines; and

WHEREAS, DBAA owns and operates certain assets, where it conducts a business of teaching principles and courses similar to Whitney, and the production and delivery of live seminars and home study courses; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Whitney desires to assume management control of certain aspects of DBAA’s business operations and DBAA’s assets both tangible and intangible, and DBAA desires to have Whitney assume control of these operations in connection with the business.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

ASSUMPTION OF CONTROL

Section 1.01                                Agreement to Manage and Control Operations.  On August 31, 2004 and until February 28, 2005, subject to the terms and conditions set forth herein, DBAA agrees to transfer and convey to Whitney, and Whitney agrees to acquire from DBAA management control and assumption of certain aspects of DBAA’s business operations, including all rights, title and interest to DBAA’s seminar related assets and intellectual properties and rights as listed below as they shall exist on the date the Agreement is executed:

(a) All of DBAA’s existing customer databases.

(b) All of DBAA’s websites, domain names and URL’s, and all information relating thereto.

(c) All finished goods and products existing and finished goods that are owned by DBAA on the date the Agreement is executed, including, without limitation, manuals, books, tapes, CD’s, printed and electronic products, brochures, supplies and all other inventory supplies, including, but not limited to, unpaid inventory in fulfillment houses and warehouses.

(d) A license to use, market, sell, and/or distribute all of DBAA’s products and intellectual property including, but not limited to, infomercials owned by DBAA, DBAA’s inventions, copyrights, patents, trademarks, trade names and applications, any related trademarks or logos and applications, including any rights to the ownership and use of the DBAA and its affiliates’ trade secrets, promotional literature, goodwill and other intellectual property and rights, in each case used by DBAA in connection with its business operations.

(e) Obligations to fulfill all or part of DBAA’s free preview, 3 day training and advanced training commitments, at Whitney’s discretion, subsequent to August 31, 2004, which are listed in Exhibit A, at which Whitney will assume complete control of training operations, including, without limitation, staffing, contractual matters, product sales, merchant accounts, and student information.  Whitney shall have complete discretion as to what products, future trainings, and other business opportunities are marketed and sold to training attendees.

(f) Obligations to fulfill all or part of DBAA’s mentoring commitments and other trainings subsequent to August 31, 2004, which are listed in Exhibit B, at which Whitney will assume complete control of the mentoring operations, including, without limitation, staffing, contractual matters, product sales, merchant accounts, and student information.  Whitney shall have complete discretion as to what products, future trainings, and other business opportunities are marketed and sold to mentoring customers.

(g) Upon assumption of control and until the expiration of this Agreement, Whitney will be entitled to the complete access of equipment and office space currently occupied by DBAA.  Notwithstanding the foregoing, Whitney agrees that during the term of this Agreement Don Burnham may continue to utilize the office space and office equipment currently used by the Foundation of Faith Family and Friends.

Section 1.02                                Exclusions.  Notwithstanding anything to the contrary set forth above, Whitney will not assume control of DBAA’s cash, negotiable securities, certificates of deposit, accounts receivable related to all sales and other transactions prior to August 31, 2004; bonds, lock boxes, letters of credit and other cash equivalents, the assets of any of DBAA’s employee benefit plans, and the rights which would accrue or will accrue to DBAA under this Agreement, and assets not specifically included in this Agreement providing they are unrelated to the training and seminar operations. Notwithstanding the foregoing, any payments received for products,  3 day trainings, advanced trainings, mentorships or other trainings conducted after August 31, 2004 shall accrue to Whitney and be handled according to the terms of Section 2.03 herein.

Section 1.03                                Liabilities Not Assumed.  Whitney shall have no liability whatsoever for any of DBAA’s liabilities, including, without limitation, any claim, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by DBAA, or alleged to have been made by the DBAA, or which is opposed or asserted to be imposed by operation of law, in connection with any product manufactured, shipped or installed by or on behalf of DBAA or for any service performed by or on behalf of the DBAA, including, without limitation, any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damages, losses, lost revenue or income or personal injury except for those aspects of the business operations actually assumed by Whitney pursuant to the provisions of this Agreement.

Upon assumption of control of DBAA’s operations as described herein, Whitney shall assume all liability for the operations, product sales, and associated business activities for matters of which Whitney assumed control and all claims, suits, demands and causes of action arising out of or related to matters of which Whitney assumed control, and shall defend, indemnify, save and hold DBAA and its shareholders, officers, directors, employees, agents and principals harmless of and from all of the same.

ARTICLE II

COMPENSATION

Section 2.01                                Initial Compensation.  Subject to the terms and conditions herein, the upfront cash price paid by Whitney to DBAA for control of DBAA’s aforementioned business operations shall be $500,000, subject to the following payment schedule:

Payment of $500,000 on August 31, 2004 at or before 5 PM EDT.

Section 2.02.                             Right to Purchase.  Simultaneously with the execution of this Agreement, DBAA and Whitney Information Network, Inc. (“WIN”) have entered into an Option Agreement, pursuant to which shall convey the right upon WIN to purchase the entire business operations of DBAA on or before February 28, 2005. via an asset purchase agreement.  In the event WIN elects to execute said asset purchase agreement and upon such execution, this Agreement shall terminate and the terms the asset purchase agreement shall control.

Section 2.03                                Splitting of Sales.  For each DBAA  free preview produced by Whitney under this Agreement and for each 3 day training performed subsequent to and in connection with such  free preview, Whitney shall pay to DBAA , on or about 30 days after each  free preview and/or 3 day training, thirty percent (30%) of monies collected for sales of products and/or fees to attend future 3 day trainings, advanced trainings, mentorships, and other trainings, less expenses.  Applicable expenses are any returns, fees for non-sufficient checks, chargebacks, expenses for the  free preview,3 day trainings, advanced trainings, costs of all products distributed at the event, and the costs of travel of coordinators and trainers, including, but not limited to, the costs of transportation, hotels, airfare expenses, sales and local taxes, commissions and other related expenses.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DBAA

DBAA hereby represents and warrants to Whitney as follows:

Section 3.01. Corporate Existence.  DBAA is duly organized company, validly existing and in good standing under the laws of the State of Florida, and  has all requisite power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted, and has all requisite power and authority and all necessary licenses and permits to own, lease and operate the properties used in connection therewith.

Section 3.02. Corporate Power and Authorization.  DBAA and its officers and directors have the necessary power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by DBAA has been duly authorized by all necessary corporate action.

Section 3.03  Compliance with Law.  To DBAA’s knowledge and belief, DBAA has complied with each, and is not in violation of any law, ordinance, or governmental rule or regulation to which it, the business, or assets may be subject to.

Section 3.04. Validity of Contemplated Transactions, etc.  To DBAA’s knowledge and belief, the execution and delivery of this Agreement does not, and the performance of this Agreement will not, violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which DBAA or the assets is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to DBAA, the business or the assets of the business, or (c) the certificate of incorporation or by-laws of DBAA or any securities issued by DBAA (but such representation is not limited by DBAA’s knowledge and belief).

Section 3.05. Restrictions.  To DBAA’s knowledge and belief, DBAA is not a party to any indenture, agreement, contract, commitment, plan, license, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as DBAA can now reasonably foresee, may in the future materially adversely affect or materially restrict, the prospects or condition (financial or otherwise) of the business or its assets.

Section 3.06. No Third Party Options.  There are no existing agreements, options, commitments or rights with, to or in any person to acquire the business, any of the seminar related assets or any interest therein, except for the Option Agreement and those contracts entered into in the normal course of business consistent with past practice for the sale of DBAA’s products and services.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WHITNEY

Whitney hereby represents and warrants to DBAA as follows:

Section 4.01. Corporate Existence.   Whitney is duly organized, validly existing and in good standing under the laws of the State of Florida.

Section 4.02. Corporate Power and Authorization.  Whitney has the corporate power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary corporate action.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.01 Interference with the Business.  The parties and each of their employees and affiliates shall not take any action or engage in any practice which disparages the other party, its products or its employees and which would impair the relationships of such party with any customers, employees, suppliers or other persons having any business dealings with the party.

Section 5.02. In General.  Except to the extent expressly provided otherwise in this Agreement, DBAA shall be responsible for any and all wages, vacations, holidays, union check-off dues, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, personal or sick leave pay, payroll expenses and, other benefits under any of the DBAA’s employee benefit plans, arising out of the employment of employees (“Employees”) by DBAA which are earned prior to execution of this Agreement (regardless of when such amounts are payable).

Section 5.03. Misdirected Payments.  The parties agree that any payments received by either of them that are identified to invoices of the other or otherwise due the other shall promptly be remitted to the other. DBAA and Whitney shall exchange information concerning billings and payments and for such period of time as shall be necessary to facilitate the administration of this Agreement as to the collection of accounts receivable.

As of August 31, 2004 and until expiration of this Agreement, all receipts for products and services sold from August 31, 2004 and until February 28, 2005 in connection with the aspects of DBAA’s business operations actually assumed under this Agreement shall be the property of and due to Whitney.  All receipts for services, delivery of products, and or services prior to August 31, 2004 shall be DBAA’s, with exception of funds received by DBAA for 3 day trainings, advanced trainings, mentorships or other trainings not performed by DBAA as of August 31, 2004  and thereafter performed by Whitney under this Agreement, which shall be Whitney’s and shall be immediately sent to Whitney.

Section 5.04. Employment Offers.  DBAA agrees that upon execution of the Agreement Whitney reserves the right to make employment offers, at its discretion, to any individual employed by DBAA or under contract to DBAA, notwithstanding any contracts or agreements between DBAA and employees or independent contractors prohibiting or otherwise limiting such an arrangement.  The parties further agree that this Agreement supercedes any non-compete, non-solicitation, and/or confidentiality agreement between DBAA and any of its employees and/or independent contractors.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. Entire Agreement; Amendment; Assignment.  This Agreement, the  Option Agreement, and all exhibits appended thereto collectively embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all other agreements, either oral or in writing between the parties hereto are superceded by this present Agreement.  This Agreement may not be modified except in writing and duly executed by the parties to this Agreement.  No evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.  The provisions of this section may not be waived except as herein set forth.

Section 6.02. Notices. All notices, requests or demands given or required to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if deposited in the United States mail, First Class, postage pre-paid, and addressed to the address of the intended recipient set forth below, or to such other address as may be specified in this Agreement, or in writing by the parties:

If to DBAA:

1532 U.S. 41 Bypass, Suite 265

Venice, Florida 34293

Attn: Donald Burnham, President

Phone: 800-438-3222

Fax: 941-408-9703

If to Whitney:

1612 East Cape Coral Parkway

Cape Coral, Florida 33904

Attn:  Ronald Simon, Secretary

Phone: 239-542-0643

Fax: 239-540-6501

Each party may designate, by written notice, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that is mailed or faxed in the manner described above, or is delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a fax, the answer back being deemed conclusive evidence of such delivery), or at such time as delivery is refused by the addressee upon presentation.

Section 6.03. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding any laws of said State or any other jurisdiction relating to conflicts of laws.

Section 6.04. Jurisdiction, Venue, No Jury Trial.  This Agreement shall be deemed to have been made in the State of Florida.  This Agreement shall be governed by the laws of the State of Florida, and all actions brought hereunder whether at law or in equity shall be brought in the state or federal courts serving Lee, Charlotte, Sarasota, Palm Beach or Broward Counties in the State of Florida.  Venue shall be proper in any one of these three counties and selection of the county shall be at the sole discretion of the Company.  In any lawsuit brought by or against either party in connection with this Agreement, the Parties hereby waive the right to a jury trial.

Section 6.05. Attorney Fees.  In the event any litigation, suit, action, arbitration or other similar proceeding is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial court, appellate court and/or arbitrator.

Section 6.06. Negotiations.  DBAA and Whitney acknowledge and agree that the terms of this Agreement were reached based upon mutual negotiations between the parties hereto.  Therefore, any perceived ambiguities in the terms or conditions of this Agreement shall not be construed against the Company as the drafter of this Agreement.

Section 6.07. Titles and Captions.  All Section and Paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 6.08. Savings Clause.  Each provision of this Agreement is intended to be severable.  If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid, illegal, or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and the Agreement shall be construed as if the illegal, invalid or unenforceable provision were never a part hereof.

Section 6.09. Waiver.  Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges hereunder.

Section 6.10 Non-Business Days.  If any obligation of a party hereto falls due on a Saturday, Sunday or legal holiday recognized by the United States Government or the State of Florida, then such obligation shall automatically be postponed until the next day which is not a Saturday, Sunday or legal holiday.

Section 6.11. Cost and Expenses. Except for costs and expenses specifically assumed by a party under this Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder.

Section 6.12. Exhibits.  Each Exhibit hereto is incorporated by reference and made a part of this Agreement.

Section 6.13. Payments.  All payments to DBAA shall be made to Discount Buyers Association of America, Inc. unless otherwise directed in writing by DBAA.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives, as of the date first above written above.

Discount Buyers Association of America, Inc.,	Whitney Education Group, Inc.

Donald Burnham	Ronald Simon
President	Secretary